Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(17,307,507)
Unrealized Gain (Loss) on Market Value of Futures	(226,254)
Dividend Income	938
Interest Income	522
ETF Transaction Fees	5,000
Total Income (Loss)	$(17,527,301)

Expenses
Investment Advisory Fee	$81,934
Brokerage Commissions	9,082
NYMEX License Fee	3,409
Non-interested Directors' Fees and Expenses	1,074
SEC & FINRA Registration Expense	775
Prepaid Insurance Expense	435
Other Expenses	33,945
Total Expenses	130,654
Expense Waiver	(13,462)
Net Expenses	$117,192
Net Gain (Loss)	$(17,644,493)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/11	$189,416,890
Withdrawals (600,000 Units)	(30,159,778)
Net Gain (Loss)	(17,644,493)

Net Asset Value End of Period	$141,612,619
Net Asset Value Per Unit (2,800,000 Units)	$50.58

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502